UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 30, 2024

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 regarding the Aircraft Lease and the Designation Agreement (as defined therein) is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, Intrepid Potash, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Agreement”) with the court-appointed guardian of the Company’s former principal executive officer, Robert Jornayvaz III. As previously disclosed, Mr. Jornayvaz was injured in a non-work related accident in April 2024 and was granted a medical leave of absence from the Company. The Agreement’s effective date is expected to be October 8, 2024, unless revoked by Mr. Jornayvaz (the “Effective Date”). Shortly following the Effective Date, the Company will pay to Mr. Jornayvaz $2,041,949 in cash in respect of all compensation owed to him for services rendered prior to the accident and certain COBRA benefits. In addition, Mr. Jornayvaz will also receive certain medical benefits in connection with the injury and will forfeit all unvested equity awards granted to him. Other terms of the Agreement include the following:

•	Effective September 30, 2024, Mr. Jornayvaz resigned from all positions with the Company and its subsidiaries and affiliates, including as the Chief Executive Officer and as a member of its Board of Directors (the “Board”). As previously disclosed, Matthew Preston has been serving as the Company’s acting principal executive officer since April 2024, and Mr. Preston will continue to serve in that role until a permanent Chief Executive Officer is appointed by the Board.
•	Effective as of the Effective Date, the Company and Mr. Jornayvaz will terminate (i) the Aircraft Dry Lease, dated January 9, 2009, and amended September 1, 2014, between the Company and an affiliate of Mr. Jornayvaz (the “Aircraft Lease”) and (ii) the Director Designation and Voting Agreement, dated April 25, 2008, by and among the Company, an affiliate of Mr. Jornayvaz and certain other parties (the “Designation Agreement”). The termination of each of the Aircraft Dry Lease and the Designation Agreement are a result of Mr. Jornayvaz’s separation from the Company. There are no penalties or other costs associated with the termination of these agreements.
•	Under the Separation Agreement, Mr. Jornayvaz will be eligible to be re-appointed as a director of the Company on or before December 31, 2025, if he is capable of discharging the responsibilities of a member of the Board and he continues to own 5% or more of the Company’s common stock.
•	Mr. Jornayvaz is subject to a customary “standstill” agreement until December 31, 2025, pursuant to which he will be prohibited from taking certain actions with respect to the Company.

The foregoing is not a complete description of the terms of the Agreement and is qualified by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 4, 2024, the Company issued a press release regarding Mr. Jornayvaz’s resignation from the Board and as Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated as of September 30, 2024, by and between Intrepid Potash, Inc. and Louisa Craft Jornayvaz as Guardian and Conservator for and on behalf of Robert P. Jornayvaz III.
99.1	Press Release of Intrepid Potash, Inc. dated October 4, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: October 4, 2024	By:	/s/ Christina C. Sheehan
Christina C. Sheehan
General Counsel and Secretary